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                                                                EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-83743) of IVI Checkmate Corp. and to the inclusion therein of our reports, dated February 12, 1999, with respect to the consolidated financial statements of IVI Checkmate Corp. and the financial statements of National Transaction Network, Inc. as of and for the year ended December 31, 1998 included therein.



/s/Ernst & Young LLP
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Atlanta, Georgia
January 20, 2000